SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 30, 2008

EDGAR Online, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	0-26071	06-1447017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Washington Street Norwalk, Connecticut	06854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 852-5666

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 30, 2008, the Company submitted to The Nasdaq Stock Market a transfer application requesting that the listing of the Company’s common stock be transferred from The Nasdaq Global Market to The Nasdaq Capital Market. In order for the common stock to be so transferred, the Company must satisfy the continued inclusion requirements for The Nasdaq Capital Market, which the Company believes it does.

As it announced on July 2, 2008, the Company received a deficiency notice from The Nasdaq Stock Market on July 1, 2008 indicating that the Company was not in compliance with the minimum market value of listed securities requirement for continued listing on The Nasdaq Global Market. This notice stated that if the Company were not able to demonstrate compliance with that standard by July 31, 2008, the Nasdaq staff would notify the Company in writing that its common stock would be delisted from The Nasdaq Global Market.

Since the Company has submitted the application for transfer to The Nasdaq Capital Market, the initiation of the delisting proceedings will be stayed pending the Nasdaq staff’s review of the transfer application.

The Company has issued a press release dated July 31, 2008 reporting the submission of the transfer application. A copy of the press release is attached hereto as Exhibit 99 and the information contained therein is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Shell Company Transactions.

None.

(d)	Exhibits.

Exhibit Number	Exhibit Title
99	Press Release by the Company, dated July 31, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGAR Online, Inc.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

Dated: July 31, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99	Press Release by the Company, dated July 31, 2008.